Exhibit 10(q)(3)
                        TKP CO-MANAGEMENT AGREEMENT

       THIS AGREEMENT made as of the 21st day of December, 1993, by and between THE KOGER PARTNERSHIP, LTD., a Florida limited partnership (together with all successors and permitted assigns thereof hereunder, the "Owner"), Koger Equity, Inc., a Florida corporation (together with all successors and permitted assigns thereof hereunder, the "Co-Manager") and Southeast Properties Holding Corporation, Inc. ("Southeast"), a Florida corporation, a wholly owned subsidiary of the Co-Manager in connection with the consummation of the Third Amended and Restated Plan of Reorganization (the "Plan") for Koger Properties, Inc. ("KPI"). Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Plan.

                            W I T N E S S E T H:

       WHEREAS, the Owner has been organized and exists pursuant to an agreement of limited partnership, dated originally as of November 2, 1976 and amended and restated from time to time thereafter, under which KPI now serves as Managing General Partner;

       WHEREAS, on September 25, 1991 (the "Petition Date"), each of Owner and KPI filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court");

       WHEREAS, the Owner and KPI previously entered into a Management Agreement, dated initially as of December 29, 1976 and amended and restated from time to time thereafter (the "Management Agreement"), pursuant to which KPI has provided managerial services for and on behalf of the Owner in connection with the management of the properties owned thereby;

       WHEREAS, pursuant to the Owner's Third Amended and Restated Plan of Reorganization, dated as of October 28, 1992, as confirmed by the Bankruptcy Court (the "TKP Plan"), and in connection with the consummation of the transactions contemplated thereby, the Management Agreement was further amended and restated (the "Amended Management Agreement");

       WHEREAS, pursuant to the Plan, and in accordance with the terms of the Amended Management Agreement, all of KPI's right, title and interest to, and liabilities and obligations under, the Amended Management Agreement have been transferred and assigned to Southeast as part of the Southeast Assets; and


       WHEREAS, KPI, in accordance with the Plan, has been merged with and into the Co-Manager (the "Merger");

       WHEREAS, each of the Owner and Southeast desire to engage the Co-Manager on the terms and conditions set forth herein to assist in the management of the office properties owned by the Owner and Southeast by assigning and delegating certain specified rights, duties and obligations of Southeast under the Amended Management Agreement to the Co-Manager specifically as provided herein, solely to the extent expressly provided herein, and the Co-Manager desires to perform such services on the terms and conditions set forth herein;

       NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner, Southeast and the Co-Manager hereby agree as follows:

       1. Appointment of the Co-Manager. Subject to Section 3 hereof, the Owner hereby appoints the Co-Manager to serve as the Owner's exclusive agent for the leasing, management and operation of all real estate properties and interests described on Schedule 1 attached hereto, as the same may be amended by addition or deletion from time to time by agreement between Southeast and the Co-Manager and otherwise in accordance with the terms of this Agreement (collectively, the "Properties"). Southeast hereby consents to such appointment.

       2. Delegation to the Co-Manager. Subject to Section 3 hereof and pursuant to Paragraph 17(b) of the Amended Management Agreement, Southeast hereby delegates to the Co-Manager the performance of the rights, obligations and duties under or pursuant to the Amended Management Agreement as are expressly specified herein. The Owner hereby consents to such delegation by Southeast and the performance by the Co-Manager of such of Southeast's obligations or duties under the Amended Management Agreement as are expressly specified herein.

       3.  Limitations on Appointment of, and Delegation to, the Co-Manager.

       (a) Generally. The obligations of the Co-Manager hereunder are specifically and exclusively limited to those related to the operating management of the Properties as provided herein. Without limitation of the foregoing, the Co-Manager is not hereunder obligated, and shall in no event be construed hereunder to have accepted any liability or obligation, whether contractual, fiduciary, legal, equitable or other, in respect of the general management of Southeast or the Owner or under the Amended Management Agreement, including, without limitation, any decisions in respect of the sale of any of the Properties and any matter, fact or circumstance relating or pertaining to the general financial affairs of Southeast or the Owner or the liabilities or obligations thereof, whether under the TKP Plan or otherwise. The Co-Manager shall owe no liability, duty or obligation, fiduciary or otherwise, hereunder to any of the creditors, partners, stockholders or other interestholders of the Owner and shall in no event be liable thereto in respect of any act by, or omission of, the Co-Manager in respect of the performance or non-performance of its obligations hereunder.

       (b) Approval of Assignment under the Plan; Obligations of the Co-Manager Limited to this Agreement. The Owner hereby approves the assignment to Southeast of all of KPI's rights, duties and obligations under the Amended Management Agreement and waives any right to assert any claim against the Co-Manager or any of its assets or properties arising out of the Amended Management Agreement. The obligations of the Co-Manager to the Owner and Southeast in respect of the Properties shall be limited solely to the obligations expressly specified herein. The Co-Manager shall have no liability or obligation in respect of Reorganized TKP and the management of the Properties other than as set forth herein.

       4.  Term of Appointment and Delegation.

       (a) Generally. The term of appointment and delegation hereunder shall be for an initial term of five (5) years from the Effective Date, and thereafter shall be extended for additional one (1) year periods, unless earlier terminated by either party to this Agreement by written notice given at least ninety (90) days prior to the expiration of the initial term or any extended term or unless sooner terminated pursuant to the provisions of clause
(b) of this Section 4.

       (b) Early Termination. This Agreement may be terminated on a partial basis as to one or more office centers comprising the Properties upon thirty
(30) days written notice following a Partial Termination under Paragraphs 11(b)
(iv) and 11(c) of the Amended Management Agreement. The Co-Manager shall, as to this Agreement, have each of the early termination rights provided to the Manager (as such term is used in the Amended Management Agreement) under Paragraph 11(a) of the Amended Management Agreement and each of Southeast and the Owner shall, as to this Agreement, acting jointly, have each of the early termination rights provided to the Owner (as such term is used in the Amended Management Agreement) under Paragraph 11(a) of the Amended Management Agreement.

       (c) Books and Records. Promptly as practicable following any termination of this Agreement, the books and records pertaining to the Properties in the possession of the Co-Manager shall be promptly provided to Southeast and the Owner, provided, however, that (i) the Co-Manager shall be entitled to retain copies of such books and records and (ii) as to any Partial Termination, the Co-Manager may provide to Southeast and the Owner copies of all of the material books and records relating to the Subject Park(s) and retain the originals thereof to the extent that such books and records relate to properties owned by the Co-Manager.

       5. Acceptance by the Co-Manager. The Co-Manager hereby accepts its appointment as Co-Manager and the delegation under the Amended Management Agreement pursuant to all the terms, conditions and limitations of this Agreement.

       6.  Compensation.

       (a) Management Fees and Expenses. The Co-Manager shall receive compensation, payable monthly, equal to nine percent (9%) of any Gross Rental Income from the Properties, together with the monthly reimbursement of expenses incurred by the Co-Manager on behalf of the Owner or Southeast on the same basis as contemplated by the Amended Management Agreement. In addition, the Owner shall furnish to the Co-Manager for its use under this Agreement reasonable full service office space in each office center where Properties are located. For the purposes of the foregoing, the parties hereto agree that
(i) the definition of Gross Rental Income for purposes of this Agreement shall be the same as the definition set forth in Paragraphs 12(a) and 12(b) of the Amended Management Agreement, (ii) the Co-Manager shall be reimbursed for the full amount of any Operating Costs (as such term is defined in Paragraph 5(b) of the Amended Management Agreement) incurred by the Co-Manager in the performance of its duties hereunder (whether in respect of Properties owned by Southeast or the Owner) provided that the Co-Manager shall be responsible for payment of Operating Costs solely to the extent which such funds are made available therefor by the Owner or Southeast and which reimbursements shall be reimbursable by the Owner to the Co-Manager pursuant to Paragraph 5(a) of the Amended Management Agreement or by Southeast, and (iii) the Co-Manager shall bear, and shall not be reimbursed by either Southeast or the Owner, for the amount of Overhead Costs incurred thereby (as such term is defined in Paragraph 5(c) of the Amended Management Agreement).

       (b) Allocation of Costs. Each of Southeast, the Owner and the Co-Manager acknowledge and agree that the foregoing constitutes an allocation of the costs and expenses to be incurred in respect of the ownership, leasing, operation and maintenance of the Properties. The Owner or Southeast, as the case may be, may incur, for its own account, additional costs and expenses other than in respect of the leasing, operation and management of the Properties, which costs and expenses shall be borne solely by the Owner or Southeast, as the case may be, and shall not be deemed to constitute Overhead Costs. All of the costs of building or property improvements shall be borne solely by the Owner and shall not be deemed to constitute Overhead Costs, provided, however, that the Co-Manager shall not be entitled, by virtue of the foregoing, to allocate any portion of the costs described in clause (ii) of Paragraph 5(c) of the Amended Management Agreement as may be incurred by the Co-Manager.

       7.  Services of the Co-Manager.

       (a) Scope of Services in Respect of Properties. Subject to the terms of Paragraphs 3 and 4 hereof, during the term of this Agreement the Co-Manager shall perform the following duties with respect to the Properties. Subject to the limitations on the scope of the Co-Manager's obligations hereunder regarding the availability of funds in respect of such performance set forth in subparagraph (b) of this Paragraph 7 and Paragraph 8 hereof, the Co-Manager shall be an agent of Southeast and the Owner to perform acts in the area of its appointment at the Owner's direction and in such capacity shall in good faith use its best efforts to implement or cause to be implemented all decisions approved by Southeast and the Owner in the areas of its appointment and shall conduct or cause to be conducted the ordinary and usual business and affairs of the Properties in the areas of its appointment and shall;

       (i) Take action reasonably necessary to protect and preserve the titles and interests of each of the Owner and Southeast respectively, with respect to the Properties.

       (ii) Cause to be paid all taxes, assessments and other such approved impositions applicable to the Properties and cause appropriate escrows therefor to be maintained in accordance with the terms of the Plan, each with funds provided by the Owner or Southeast, as the case may be.

       (iii) Use its best efforts to lease and keep leased to desirable and creditworthy tenants all space held for lease at generally prevailing market rates in the area where each real estate property subject to this Agreement is located. The general form of lease to be utilized by the Co-Manager shall be in a form acceptable to and approved by the Owner or Southeast, as the case may be, from time to time.

       (iv) Promote such leasing by such use of advertising, floor plans, circulars, promotional aids and campaigns and economic surveys, as it deems advisable.

       (v) Respond appropriately to all inquiries relating to leases and lease renewals, including those referred to it by the Owner or Southeast, as the case may be. All negotiations connected therewith shall be conducted by the Co-Manager or under its direction.

       (vi) Execute as agent for the Owner or Southeast, as the case may be, and on behalf of the Owner, all leases, lease renewals, cancellations, amendments, or modifications for any of Properties and deliver to the Owner executed counterparts of all leases and lease renewals, and any amendments, cancellations or modifications thereto, after execution thereof.

       (vii) Use its best efforts to collect rent and other income from the Properties. The Co-Manager shall have the right, with the approval of the Owner, or Southeast, as the case may be, to compromise claims for such rent and other income, and, with the approval of and at the expense of the Owner or Southeast, as the case may be, may institute legal proceedings in its own name or in the name of the Owner or Southeast, as the case may be, to collect the same, to oust or dispossess tenants or others occupying such Properties, and otherwise to enforce the rights of the Owner or Southeast, as the case may be, with respect thereto.

       (viii) On behalf of the Owner or Southeast, as the case may be, provide or cause to be provided all services required to be provided to tenants under the leases, and any additional services provided to tenants, and do such other things as shall be reasonably necessary or advisable for the proper maintenance and operation of the Properties. The Co-Manager shall monitor the quality, consistency, promptness and cost of all required and customary services furnished to tenants. Contracts for services, including, but not limited to, janitorial service, lawn and landscaping care and pest control services, may be in the name of the Co-Manager, provided that each such service contract: (i) is assignable to the Owner or Southeast or the Owner's nominee, as the case may be; (ii) unless waived by the Owner or Southeast, as the case may be, includes a provision for cancellation by the Co-Manager or its assignee upon thirty (30) days notice; and (iii) requires that the contracting party furnish evidence of insurance in amount and coverage reasonably acceptable to the Owner or Southeast, as the case may be.

       (ix) Select, employ, supervise, and discharge such employees as the Co-Manager deems necessary for the leasing, operation and maintenance of the Properties. All such persons shall be the employees of the Co-Manager and not of the Owner or Southeast and it shall be the sole responsibility of the Co-Manager to comply with all applicable laws and regulations pertaining to wages, hours, working conditions, unemployment compensation, and other employer-employee related subjects. Subject to the exceptions set forth in Paragraph 5(b) of the Amended Management Agreement in respect of Tenant Service Representatives and the costs of certain employee incentive plans, the expense of salaries, social security contributions, taxes, unemployment taxes, workman's compensation and disability insurance and other forms of insurance and all other employment costs directly attributable to the employment of persons employed in the leasing, maintenance, operation and improvement of the Properties shall be borne by the Co-Manager.

       (x) On behalf of the Owner or Southeast, as the case may be, promptly pay real estate taxes, personal property taxes, water, sewer, and other utility charges and assessments of every nature with respect to the Properties. The Co-Manager shall also defend against or seek revision of or appeal from any assessment or charge which the Owner or Southeast or the Co-Manager deems improper and all such actions shall be taken in the name of the Owner, Southeast or the Co-Manager and at the Owner's or Southeast's expense. The Co-Manager may employ such experts in connection with such actions as it may deem advisable and may also pay on behalf of the Owner or Southeast and with funds provided thereby any such assessment or charge under protest and seek refunds and compromise to settle any claim or proceeding with respect thereto.

       (xi) On behalf of the Owner or Southeast, as the case may be, and with funds provided therefrom, effect such improvements, including capital and tenant-related improvements, as are deemed reasonably necessary or desirable in the normal and ordinary operation of the Properties. The foregoing shall not require the Co-Manager to effect extraordinary, non-recurring capital improvements in respect of any of the Properties, such as, improvements as may be related to a substantial loss or destruction of any of the Properties, by casualty or otherwise.

       (xii) Purchase such insurance as may be necessary to protect the interests of Southeast and the Owner with funds provided thereby, including, but not limited to, replacement cost fire and extended coverage, public liability, and flood and loss of rental income insurance. The Owner, Southeast and the Co-Manager may be named as co-insureds, as their respective interests may appear, in such policies of insurance and the Owner or Southeast, as the case may be, shall approve in advance the identity of each such insurer. Owner or Southeast, as the case may be, shall be solely responsible for all, or its respective allocated portion, of any deductible attributable to any loss incurred in connection with the ownership or operation of the Properties.

       (xiii) Comply with all building codes, zoning and licensing requirements (including real estate management and brokerage requirements) and other requirements of the duly constituted governmental authorities having jurisdiction with respect to the Properties. The Co-Manager may appeal from any requirement it deems unwarranted and may compromise or settle any dispute regarding any such requirements.

       (xiv) Enlist the services of real estate brokers or agents in the performance of its duties hereunder to the extent deemed necessary or desirable.

       (xv) Have inserted in all material agreements and documents prepared or executed by it on behalf of the Owner, other than leases of real estate property executed in the normal course of business, a provision that the general partners and limited partners of the Owner shall not be personally liable thereunder.

       (xvi) Retain or employ or terminate the employment of and coordinate the services of all accountants, attorneys and other persons necessary or appropriate to carry out the business of the Owner or Southeast, as the case may be, in the leasing, operation and management of the Properties. The payment of the fees and other compensation of accountants, attorneys, and other independent contractors performing services for the Owner shall be at the sole expense of the Owner or Southeast, respectively. The Co-Manager shall terminate the services of any one or more of such persons upon receipt of a written request from the Owner or Southeast, as the case may be.

       (xvii) Perform incidental and necessary business functions and acts in order to operate and be a manager of the Properties in accordance with this Agreement.

       (xviii) The Co-Manager shall make every reasonable effort to comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, and municipal governments, courts, agencies, and authorities as may be applicable to any of the Properties and the leasing, operation and management thereof.

       (b) Availability of Funds. Subject to the terms of Section 6 hereof as to any cost or expense required to be borne by the Co-Manager hereunder, the performance of each obligation of the Co-Manager hereunder which shall require the expenditure of funds is expressly conditioned upon the availability of sufficient funds to be provided by the Owner or Southeast, as the case may be. Except costs in respect of Tenant Service Representatives, no provision of this Agreement requires, nor shall be deemed to require, the Co-Manager to advance any funds on behalf of the Owner or Southeast or otherwise in connection with the leasing, management or operation of the Properties. To the extent any such funds are advanced to the Owner or Southeast by the Co-Manager, the Owner or Southeast, as the case may be, shall reimburse the Co-Manager therefor consistent with the provisions of Section 6 hereof.

       8. Books, Records and Accounting. The Co-Manager shall provide to the Owner and Southeast, at the Co-Manager's sole cost and expense, the information necessary to maintain complete, accurate and separate books and records in connection with all of the Properties and to prepare all reports, certificates and filings relating specifically and expressly to the leasing, operation and management of the Properties and not with respect to any other matters, including, without limitation, the general business or finances of Southeast or the Owner. Any such books and records shall remain the property of the Owner and Southeast, as the case may be. Notwithstanding the foregoing, as between Southeast and the Owner, on the one hand, and the Co-Manager, on the other hand, Southeast and the Owner shall continue to be solely responsible for all the costs and expenses not directly related to the leasing, operation and management of the Properties, including, without limitation, its respective independent certified public accountants as well as any and all costs of compliance with the federal and state securities laws and partner communications, including all postage and printing costs related thereto. All books and records required by the Co-Manager in order to provide such information shall be maintained in accordance with generally accepted accounting principles.

       9. Budgets. In conformity with the budget policy of the Owner, the Co-Manager shall prepare and submit annually to the Owner or Southeast, as the case may be, for its approval leasing projections, a proposed capital budget and a proposed operating budget for each office building managed and operated pursuant to this Agreement. The Owner or Southeast, as the case may be, will consult with the Co-Manager in order to agree on the capital budget and operating budget for any budgetary year. If the Owner or Southeast, as the case may be, has not approved the operating budget for any budgetary year prior to the commencement of such year, the Co-Manager will operate under the previous budgetary year's operating budget, as adjusted for actual operations and for the addition of Properties, during such year until agreement is reached. The Co-Manager will use reasonable diligence and employ all reasonable efforts to ensure that the costs of maintaining and operating any office building managed and operated pursuant to this Agreement shall not exceed the approved budget amounts either in total or in any one accounting category. The Co-Manager, on request, shall explain in detail to the Owner or Southeast, as the case may be, any material budget variances.

       10. Bank Accounts. The Co-Manager shall deposit all monies received by the Co-Manager or its affiliate or agent from the leasing, management or operation of any of the Properties, to the credit of the Owner or Southeast, as the case may be, in an account or accounts in such banks or other financial institutions and in a manner as directed or approved by the Owner or Southeast, as the case may be, and each of such accounts shall bear a designation which will readily identify the source of such funds and the ownership thereof. All such monies shall at all times remain the property of the Owner or Southeast, as the case may be, and each account into which such monies are deposited shall bear designations to show the appropriate ownership. Southeast shall be an independent signatory as to each such account. The Co-Manager will not commingle the funds of any other person with those of the Owner or Southeast.

       11. Disbursements. Any monies held hereunder in any account for the benefit of the Owner or Southeast may be disbursed by the Co-Manager on behalf of the Owner or Southeast in order to fund the Operating Costs, the management fee described in Section 6 hereof and all other direct costs and expenses of maintaining and operating the Properties other than Overhead Costs.

       12.  Specific Restrictions on the Co-Manager.

       (a) General. Subject to the terms of this Agreement hereof, the Co-Manager in the performance of its management duties under this Agreement, shall fulfill and carry out the obligations known to and imposed upon the Owner or Southeast or the real estate properties and interests of the Owner and managed by the Co-Manager under this Agreement, by leases, mortgages, deeds of trust and other agreements to which the Owner or Southeast is a party or any of the Owner's real estate properties or interests is subject. To Co-Manager shall immediately deliver to the Owner or Southeast any notice or communication from the holder of any of such leases, mortgages, deeds of trust and other agreements that a default or breach thereof has occurred or that any of the obligations of the Owner or Southeast of any such agreements is not being fulfilled or carried out as contemplated therein. The foregoing shall not mandate any expenditure of funds by the Co-Manager except as may otherwise be required to be made thereby under the terms of this Agreement.

       (b) Competition. During the term of this Agreement, the Co-Manager will have access to certain confidential information regarding the Owner, Southeast and the Properties and will be offering space for rental in buildings not owned by the Owner or Southeast at the same time that it will be offering office space in buildings owned by the Owner or Southeast. When such buildings are located in the same office center, the Co-Manager will use its best efforts to fully lease the space available in buildings owned by the Owner or Southeast at then-current market rates contingent upon the needs of a tenant or prospective tenant and the availability of space desired by such tenant or prospective tenant. Notwithstanding the foregoing, this Agreement shall not restrict or otherwise limit the Co-Manager's ability to lease space available in buildings owned by the Co-Manager.

       13. Performance of Duties. The Co-Manager shall give the Owner and Southeast the benefit of its best judgment and efforts in performing its obligations under this Agreement and shall not be liable for any act or omission whatsoever for its negligence or error in judgment, except in respect of (i) its willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or (ii) for the breach of a material provision of this Agreement.

       14. Bonding of Certain Employees. If required in writing by the Owner or Southeast, the Co-Manager shall carry and maintain in force, on such employees of the Co-Manager who handle or are responsible for the handling of money of the Owner or Southeast, fidelity bond or bonds or comprehensive crime insurance in such amounts and with such sureties as reasonably approved by the Owner or Southeast. The premium therefor shall be an expense of, and shall be paid by, the Owner or Southeast, as the case may be.

       15. Indemnification. The Owner and Southeast, severally and not jointly, shall indemnify and hold harmless the Co-Manager from and against any and all liabilities, claims, damages, costs, and expenses, including attorneys' fees and expenses, to which the Co-Manager may become subject by reason of or arising out of the performance or non-performance of the duties of the Co-Manager, including, without limitation, environmental-related liabilities or obligations and liabilities or obligations relating to the Americans with Disabilities Act of 1990, except those which may be incurred by the Co-Manager by reason of its willful misfeasance, bad faith, gross negligence in the performance by the Co-Manager of its duties under this Agreement or material breach thereby of its obligations hereunder. The Co-Manager shall indemnify and hold harmless the Owner from and against any and all liabilities, claims, damages, costs, and expenses, to which the Owner may become subject by reason of or arising out of the performance or non-performance of the duties of the Co-Manager incurred by the Owner by reason of the willful misfeasance, bad faith, or gross negligence of the Co-Manager in the performance of its duties under this Agreement.

       16. Applicable Law. This Agreement is executed in the State of Florida and it shall be construed and enforced in accordance with the internal laws of the State of Florida.

       17.  Successors and Assigns.

       (a) Binding on Successors and Assigns. This Agreement shall be binding on the parties hereto, their successors and assigns.

       (b) Delegation to Affiliates. The Co-Manager may delegate its rights, obligations and duties to any entity that has a demonstrated capability to provide real property management services (an "Approved Delagee"), provided that written notice of such delegation is given to the Owner and Southeast and that no such assignment shall relieve the Co-Manager of its obligation and duty to ensure the performance of the obligations and duties required to be performed by the Co-Manager under this Agreement.

       (c) Assignment. Notwithstanding the foregoing, the Co-Manager may assign its rights and obligations and duties, and such assignment shall relieve the Co-Manager of its duties and obligations hereunder and any duty to assure the performance of the obligations and duties required to be performed by the Co-Manager under this Agreement if, and only if: (i) written notice of such assignment is given to the Owner and (ii) such assignment results in management of the Properties by a property manager having substantial experience or expertise in the management of commercial real properties similar to the Properties, the identity of which manager is approved by the Owner, as to any specified office park (a "Subject Park"), by holder(s) TKP's obligations as described in clauses (c)(ii)(B)(y) or (z) of Paragraph 17 of the Amended Management Agreement.

       18. Notices. All notices, consents, requests, and other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, or delivered by overnight delivery service to either party at the following respective addresses:

       The Owner:

              The Koger Partnership, Ltd.
              c/o Managing General Partner
              3986 Boulevard Center Drive
              Jacksonville, Florida 32207
              Attention:  Chief Operating Officer

       The Co-Manager:

              Koger Equity, Inc.
              3986 Boulevard Center Drive
              Jacksonville, Florida 32207
              Attention:  Chief Operating Officer

with a copy to:      William F. McCarthy, Esq.
                     Ropes & Gray
                     One International Place
                     Boston, MA 02110-2624

Either party may at any time give notice in writing to the other party of a change of its address for the purposes of this Paragraph 18.

       19. Waiver. The failure by either party to insist upon the strict performance of any of the terms and provisions of this Agreement or to exercise any right, remedy, or election herein provided or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, provision, right, remedy, or election, but the same shall continue in full force and effect. No term or provision of this Agreement shall be deemed to have been waived by either party unless such waiver is in writing, signed by such party.

       20. Consents and Approvals. The consents and approvals of the Owner and Southeast may be given from time to time by representatives of the Owner or Southeast, as the case may be, designated as such by notice to the Co-Manager. As to any matter requiring the consent or approval of the Owner or Southeast, the Owner or Southeast, as the case may be, shall not unreasonably withhold or delay in granting such consent or approval.

       21. Complete Agreement. This Agreement amends and restates and supersedes and takes the place of any and all previous communications between the parties hereto relating to the matters covered hereby, and constitutes the sole and complete agreement between them.

       22. Amendments. Except as otherwise provided herein any and all amendments, additions and deletions to this Agreement must be in writing and executed by all parties hereto.

       23. Severability. If any provision of this Agreement or its application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder hereof shall not be affected thereby and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

       24. No Partnership. By its performance of this Agreement the sole relationship of the Co-Manager to each of the Owner and Southeast shall be that of an independent contractor and agent only. This Agreement does not create any employer-employee, joint venture or partnership relationship between, on the one hand, Co-Manager and, on the other hand, the Owner or Southeast.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          THE KOGER PARTNERSHIP, LTD.,
                                            by its general partner,
                                            Koger Properties, Inc.,
                                            debtor and debtor-in-possession


                                          By:James H. Chambers
                                             President



                                          KOGER EQUITY, INC.


                                          By: Irvin H. Davis
                                              President



                                          SOUTHEAST PROPERTIES HOLDING
                                            CORPORATION, INC.


                                          By: Irvin H. Davis
                                              President